Exhibit 23.2

Engineer’s Consent

As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for QEP Resources, Inc. as of the years ended December 31, 2011, 2010 and 2009 in the Registration Statement (Form S-3) and related Prospectus of QEP Resources, Inc. incorporated herein by reference.

/s/ Ryder Scott Company L.P.

RYDER SCOTT COMPANY L.P.

Denver, Colorado

February 27, 2012